Exhibit 3.35

Exhibit 3.35
a copy of the Articles of Entity Conversion of
BATON ROUGE TREATMENT CENTER, INC.
Organized under the laws of LOUISIANA,
Converting the corporation to a limited liability company, and changing the name to
BATON ROUGE TREATMENT CENTER, LLC
Was filed and recorded in this Office on December 28, 2015, with an effective date of December 28, 2015.
In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,
December 28, 2015
Certificate ID: 10666201#KHH62
To validate this certificate, visit the following web site, go to Business Services, Search for Louisiana Business Filings, Validate a Certificate, then follow the instructions displayed.
www.sos.la.gov
AP 34496036K
Page 1 of 1 on 12/28/2015 11:29:48 AM

the attached document(s) of
BATON ROUGE TREATMENT CENTER, LLC
are true and correct and are filed in the Louisiana Secretary of State’s Office.
        42114239                     Conversion to LLC 12/28/2015     5 pages
In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,
December 28, 2015
Certificate ID: 10666202#TLJ62
To validate this certificate, visit the following web site, go to Business Services, Search for Louisiana Business Fillings, Validate a Certificate, then follow the instructions displayed.
www.sos.la.gov
AP34496036K
Page 1 of 1 on 12/28/2015 11:29:49 AM

ARTICLES OF ENTITY CONVERSION

BATON ROUGE TREATMENT CENTER, INC.

TO

BATON ROUGE TREATMENT CENTER, LLC

1. The name of the converting corporation is Baton Rouge Treatment Center, Inc. (the “Converting Entity”).

2. The name of the converted entity is Baton Rouge Treatment Center, LLC (the “Converted Entity”).

3. The Converting Corporation is converting to a limited liability company (the “Conversion”).

4. The Plan of Entity Conversion has been approved by the board of directors and sole shareholder of the Corporation in the manner required by R.S. §12:1-953A and the Articles of Incorporation.

5. The Articles of Organization of the Converted Entity is attached as Exhibit A.

6. The Conversion shall be effective at 10:59 p.m. (CST) on December 28, 2015.

[signature on following page]

Dated: December 23, 2015.

BATON ROUGE TREATMENT CENTER, INC.
By:	/s/ Christopher L. Howard
Christopher L. Howard Vice President and Secretary

Sworn to and subscribed before me this the 23 day of December, 2015.

Notary Public

EXHIBIT A

ARTICLES OF ORGANIZATION

(Please see attached.)

Tom Schedler
Secretary of State
ARTICLES OF ORGANIZATION
(R.S. 12:1301)
Domestic Limited Liability Company
Enclose $100.00 filing fee
Make remittance payable to
Secretary of State
Do not send cash
Return to: Commercial Division
P. O. Box 94125
Baton Rouge, LA 70804-9125
Phone (225) 926-4704
Web Site: www.sos.la.gov
STATE OF Louisiana
PARISH/COUNTY OF East Baton Rouge
1. The name of this limited liability company is: Baton Rouge Treatment Center, LLC
2. This company is formed for the purpose of: (check one)
☒ Engaging in any lawful activity for which limited liability companies may be formed.
☐
(use for limiting activity)
3. The duration of this limited liability company is: (may be perpetual) perpetual
4. Other provisions: These Articles of Organization shall be effective at 11:59 p.m. EST on December 28, 2015.
Signatures:
Christopher L. Howard, Vice President and Secretary
On this 22nd day of December, 2015, before me personally
Christopher L. Howard. to me known to be the person describe on an executed the foregoing instrument, and acknowledged that he/she executed it NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY
Notary Signature

Tom Schedler
Secretary of State
LIMITED LIABILITY COMPANY INITIAL REPORT (R.S. 12:1305 (E))
1. The name of this limited liability company is: Baton Rouge Treatment Center, LLC
2. The location and municipal address, not a post office box only, of this limited liability company’s registered office: 3867 Plaza Tower Dr. Baton Rouge LA 70816-4378
3. The full name and municipal address, not a post office box only, of each of this limited liability company’s registered agent(s) is/are:
C T Corporation System 3867 Plaza Tower Dr. Baton Rouge LA 70816-4378
4. The names and municipal addresses, not a post office box only, of the first managers, or the members:
National Specialty Clinics, LLC, 6100 Tower Circle, Suite 1000, Franklin, TN 37067
To be signed by each person who signed the articles of organization:
Christopher L. Howard
AGENT’S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE
I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named limited liability company.
Registered agent(s) signature(s):
C T Corporation System
Lisa DuBois
Asst. Secretary
Sworn to and subscribed before me the undersigned Notary Public, on this date 12/20/15
NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY#
Notary Signature
My Commission Expose
February 12, 2015